SHAWMUT NATIONAL CORPORATION                                     EXHIBIT 12
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDEND REQUIREMENTS
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                                            Three months
                                               ended
(in thousands)                               March 31,                           Year ended December 31,
                                               1995           1994          1993           1992           1991          1990
EARNINGS
  Income (loss) before income taxes,
    extraordinary credit and cumulative
    effect of accounting changes           $  100,033   $    371,604   $   289,476   $    108,625   $   (169,223)  $  (155,672)
  Portion of rents representative
  of the interest factor                        3,973         16,891        18,037         19,525         19,491        19,903
  Interest on other borrowings                124,770        368,347       262,413        192,240        217,739       340,650
  Interest on notes and debentures             39,531         94,807        70,646         59,321         60,436        63,105
  Amortization of debt issuance cost              238            844         1,394            594            618           578
Earnings including interest on deposits       268,545        852,493       641,966        380,305        129,061       268,564
  Interest on deposits                        146,547        406,346       420,966        622,436        933,665     1,253,609
Earnings excluding interest on deposits    $  415,092   $  1,258,839   $ 1,062,932   $  1,002,741   $  1,062,726   $ 1,522,173

FIXED CHARGES
  Portion of rents representative
    of the interest factor                 $    3,973   $     16,891   $    18,037   $     19,525   $     19,491   $    19,903
  Interest on other borrowings                124,770        368,347       262,413        192,240        217,739       340,650
  Interest on notes and debentures             39,531         94,807        70,646         59,321         60,436        63,105
  Amortization of debt issuance cost              238            844         1,394            594            618           578
Fixed charges excluding interest on
  deposits                                    168,512        480,889       352,490        271,680        298,284       424,236
  Interest on deposits                        146,547        406,346       420,966        622,436        933,665     1,253,609
Fixed charges including interest on
  deposits                                 $  315,059   $    887,235   $   773,456   $    894,116   $  1,231,949   $ 1,677,845

COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDEND
REQUIREMENTS
  Fixed charges excluding interest on
    deposits                               $  168,512   $    480,889   $   352,490   $    271,680   $    298,284   $   424,236
  Preferred stock dividend requirements         9,535         24,117        23,438         15,952          2,262         2,328
                                           $  178,047   $    505,006   $   375,928   $    287,632   $    300,546   $   426,564

  Fixed charges including interest on
    deposits                               $  315,059   $    887,235   $   773,456   $    894,116   $  1,231,949   $ 1,677,845
  Preferred stock dividend requirements         9,535         24,117        23,438         15,952          2,262         2,328
                                           $  324,594   $    911,352   $   796,894   $    910,068   $  1,234,211   $ 1,680,173

RATIOS
  Earnings to fixed charges
      Excluding interest on deposits             1.59 x         1.77 x        1.82 x         1.40 x         0.43 x        0.63 x
      Including interest on deposits             1.32           1.42          1.37           1.12           0.86          0.91
  Earnings to combined fixed charges and
    preferred stock dividend requirements
      Excluding interest on deposits             1.51           1.69          1.71           1.32           0.43          0.63
      Including interest on deposits             1.28           1.38          1.33           1.10           0.86          0.91
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